EXHIBIT 10.3

EXECUTION COPY

SECOND LIEN COMMERCIAL GUARANTEE (this “Agreement”) made and entered into as of July 21, 2005 by CCBM, Inc., a Delaware corporation (hereinafter referred to as the “Guarantor”), in favor of CREDIT SUISSE, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, the “Collateral Agent” and, together with the Administrative Agent, the “Agent”) for the Secured Parties (as defined below), guaranteeing the Indebtedness (as defined below) of CARRIZO OIL & GAS, INC., a Texas corporation (hereinafter referred to as the “Borrower”).

WITNESSETH:

FOR VALUE RECEIVED, and in consideration of and for credit and financial accommodations extended, to be extended, or continued to or for the account of the above named Borrower, the undersigned Guarantor, hereby jointly, severally and solidarily, agrees as follows:

SECTION 1.   Definitions. Any capitalized term defined in the Credit Agreement (as defined below) and not otherwise defined herein shall have the meaning given to such term in the Credit Agreement. In addition, the following terms shall have the following meanings when used in this Agreement:

“Administrative Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Agreement” shall mean this Second Lien Commercial Guarantee, as amended, restated, supplemented or otherwise modified from time to time.

“Borrower” shall have the meaning assigned to such term in the preamble to this Agreement.

“Collateral Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Credit Agreement” shall mean the Second Lien Credit Agreement dated as of July 21, 2005, as amended, restated, supplemented or otherwise modified from time to time, among the Borrower, the Guarantor, the Lenders, the Administrative Agent and the Collateral Agent.

“Guarantor” shall have the meaning assigned to such term in the preamble to this Agreement.

“Indebtedness” shall mean, at any time, (a) all obligations, indebtedness and liabilities, whether now existing or arising in the future, of the Borrower to the Secured Parties or any of them pursuant to a Hedging Agreement or other commodity or price management transaction, (b) obligations of the Borrower under Rate Management Transactions (including all renewals, extensions, modifications and substitution thereof and therefor) and all cancellations, buy backs, reversals, terminations or assignments of Rate Management Transactions, and (c) the indebtedness of the Borrower under the Credit Agreement, including principal, interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), costs, expenses and reasonable attorneys’ fees and all other fees, charges, costs, expenses and indemnities for which the Borrower is responsible under the Credit Agreement or under any of the Related Documents, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) each counterparty to any Hedging Agreement with the Borrower or a Guarantor that either (i) is in effect on the Closing Date if such counterparty is the Administrative Agent or a Lender or an affiliate of the Administrative Agent or a Lender as of the Closing Date or (ii) is entered into after the Closing Date if such counterparty is the Administrative Agent or a Lender or an affiliate of the Administrative Agent or a Lender at the time such Hedging Agreement is entered into, (e) the beneficiaries of each indemnification obligation undertaken by any of the Borrower or any Guarantor under any Loan Document and (f) the successors and assigns of each of the foregoing.

SECTION 2.   Continuing Guarantee of the Borrower’s Indebtedness. The Guarantor hereby absolutely and unconditionally agrees to, and by these presents does hereby, guarantee the prompt and punctual payment when due of the Indebtedness.

SECTION 3.   Limitation on Liability. The liability of the Guarantor hereunder with respect to the Indebtedness shall be limited to the maximum amount of liability that can be incurred without rendering this Agreement, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.

SECTION 4.   Joint and Several Liability. The Guarantor unconditionally guarantees, jointly with the other Guarantors (if any) and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Indebtedness along with the Borrower to the same degree and extent as if the Guarantor had been and/or will be a co-borrower, co-principal obligor and/or co-maker of all of the Borrower’s Indebtedness. In the event that there is more than one guarantor under this Agreement, or in the event that there are other guarantors, endorsers or sureties of all or any portion of the Borrower’s Indebtedness, the Guarantor’s obligations and liabilities hereunder shall be on a “joint and several” basis along with such other guarantor or guarantors, endorsers and/or sureties.

SECTION 5.   Duration; Cancellation of Agreement. This Agreement and the Guarantor’s obligations and liabilities hereunder shall remain in full force and effect until such time as all Indebtedness of the Borrower shall be paid, performed and/or satisfied in full, or until such time as this Agreement may be cancelled or otherwise terminated by the Agent under a written cancellation instrument in favor of the Guarantor (subject to the automatic reinstatement provision hereinbelow). Unless otherwise indicated under such a written cancellation instrument, the Agent’s agreement to terminate or otherwise cancel this Agreement shall only effect and shall be expressly limited to the Guarantor’s continuing obligations and liabilities to guarantee the prompt and punctual payment, performance and satisfaction of the Borrower’s Indebtedness incurred, originated and/or extended or committed to by the Agent and/or the Secured Parties after the date of such a written cancellation instrument; with the Guarantor remaining fully obligated and liable under this Agreement for the prompt and punctual payment, performance and satisfaction of any and all of the Borrower’s then outstanding Indebtedness together with continuing assessment of interest thereon) that was incurred, originated, extended or committed to prior to the date of such a written cancellation instrument. Nothing under this Agreement or under any other agreement or understanding by and between the Guarantor, the Agent, and the Secured Parties, shall in any way obligate, or be construed to obligate, the Agent and/or the Secured Parties to agree to the subsequent termination or cancellation of the Guarantor’s obligations and liabilities hereunder, it being fully understood and agreed by the Guarantor that the Agent and/or the Secured Parties may, within their sole and uncontrolled discretion and judgment, refuse to release the Guarantor from any of its obligations and liabilities under this Agreement for any reason whatsoever as long as any of the Borrower’s Indebtedness remains unpaid and outstanding.

SECTION 6.   Default of the Borrower. Upon failure by the Borrower to pay punctually any Indebtedness when due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor shall forthwith on demand pay the amount not so paid immediately following such demand by the Agent at its offices at Eleven Madison Avenue, New York, NY 10010. Other than the demand referred to in the immediately preceding sentence, the Guarantor hereby waives notice of acceptance of this Agreement and of any Indebtedness to which it applies or may apply. The Guarantor further waives presentation and demand for payment of the Borrower’s Indebtedness, notice of dishonor and of nonpayment, notice of intention to accelerate, notice of acceleration, protest and notice of protest, collection or institution of any suit or other action by the Agent in collection thereof, including any notice of default in payment thereof or other notice to, or demand for payment thereof on any party. To the fullest extent permitted by applicable law, the Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Guarantor or the unenforceability of the Indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Guarantor, other than the indefeasible payment in full in cash of all the Indebtedness.

SECTION 7.   The Guarantor’s Subordination of Rights to the Secured Parties. In the event that the Guarantor should for any reason (i) make any payment for and on behalf of the Borrower under any of the Borrower’s Indebtedness, and/or (ii) make any payments to the Agent and/or the Secured Parties in total or partial satisfaction of the Guarantor’s obligations and liabilities hereunder, the Guarantor hereby agrees that any and all rights that the Guarantor may have or acquire to collect or to be reimbursed by the Borrower (or by any guarantor, endorser or surety of the Borrower’s Indebtedness), whether the Guarantor’s rights of collection or reimbursement arise by way of subrogation to the rights of the Secured Parties or otherwise, shall in all respects be subordinate, inferior and junior to the Agent’s and/or the Secured Parties’ rights to collect and enforce payment, performance and satisfaction of the Borrower’s then remaining Indebtedness, until such time as all of the Borrower’s Indebtedness is fully paid and satisfied. Upon the occurrence and continuance of an Event of Default any and all amounts owed by the Borrower to the Guarantor shall in all respects be subordinate, inferior and junior to the Agent’s and/or the Secured Parties’ rights to collect and enforce payment, performance and satisfaction of the Borrower’s then remaining Indebtedness, until such time as all of the Borrower’s Indebtedness is fully paid and satisfied. The Guarantor further agrees to refrain from attempting to collect and/or enforce any of the Guarantor’s aforesaid rights against the Borrower (or any other guarantor, surety or endorser of the Borrower’s Indebtedness), arising by way of subrogation or otherwise, until such time as all of the Borrower’s then remaining Indebtedness in favor of the Secured Parties is fully paid and satisfied.

SECTION 8.   Additional Covenants. The Guarantor further agrees that the Agent and/or the Secured Parties may, at its/their sole option, at any time, and from time to time, without the consent of or notice to the Guarantor, or to any other party (except as may be required by the Loan Documents), and without incurring any responsibility to the Guarantor or to any other party (other than the Borrower to the extent provided in the Loan Documents), and without impairing or releasing the obligations of the Guarantor under this Agreement:

(a)  discharge or release any party (including, but not limited to, the Borrower or any guarantor of the Indebtedness) who is or may be liable to the Agent and/or the Secured Parties for any of the Borrower’s Indebtedness;

(b)  sell, exchange, release, surrender, realize upon or otherwise deal with, in any manner and in any order, any collateral directly or indirectly securing repayment of any of the Borrower’s Indebtedness;

(c)  change the manner, place or terms of payment, or change or extend the time of payment of or renew, as often and for such periods as the Agent and/or the Secured Parties may determine, or after, any of the Borrower’s Indebtedness;

(d)  settle or compromise any of the Borrower’s Indebtedness;

(e)  subordinate and/or agree to subordinate the payment of all or any of the Borrower’s Indebtedness or the Agent’s and/or the Secured Parties’ security rights in and/or to any collateral directly or indirectly securing any such Indebtedness, to the payment and/or security rights of any other present and/or future creditors of the Borrower;

(f)  apply any sums paid to any of the Borrower’s Indebtedness, with such payments being applied in such priority or with such preferences as the Agent and/or the Secured Parties may determine in its/their sole discretion, regardless of what Indebtedness of the Borrower remains unpaid;

(g)  take or accept any other security for any or all of the Borrower’s Indebtedness; and/or

(h)  enter into, deliver, modify, amend or waive compliance with, any instrument or arrangement (other than this Agreement) evidencing, securing or otherwise affecting, all or any part of the Borrower’s Indebtedness.

In addition, no course of dealing between the Agent and the Borrower, and/or the Secured Parties and the Borrower (or any other guarantor, surety or endorser of the Borrower’s Indebtedness), nor any failure or delay on the part of the Agent and/or the Secured Parties to exercise any of its/their rights and remedies, or any other agreement or agreements by and between the Agent and the Borrower and/or the Secured Parties and the Borrower (or any other guarantor, surety or endorser) shall have the affect of impairing or releasing the Guarantor’s obligations and liabilities to the Agent and the Secured Parties or of waiving any of the Agent’s and/or the Secured Parties’ rights and remedies. Any partial exercise of any rights and remedies granted to the Agent and/or the Secured Parties shall furthermore not constitute a waiver of any of the Agent’s and/or the Secured Parties’ other rights and remedies, it being the Guarantor’s intent and agreement that the Agent’s and the Secured Parties’ rights and remedies shall be cumulative in nature. The Guarantor further agrees that, should the Borrower default under any of its Indebtedness, any waiver or forbearance on the part of the Agent and/or the Secured Parties to pursue the rights and remedies available to the Agent shall be binding upon the Agent and the Secured Parties only to the extent that the Secured Parties specifically agree to such waiver or forbearance in writing. A waiver or forbearance on the part of the Agent and/or the Secured Parties as to one event of default shall not constitute a waiver of forbearance as to any other default.

SECTION 9.   No Release of the Guarantor. The Guarantor’s obligations and liabilities under this Agreement shall not be released, impaired, reduced or otherwise affected by, and shall continue in full force and effect, notwithstanding the occurrence of any event (other than performance hereunder), including without limitation any one of the following events:

(a)  insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of authority (whether corporate, partnership or trust) of the Borrower (or any person acting on the Borrower’s behalf), or any other guarantor, surety or endorser of any of the Borrower’s Indebtedness;

(b)  partial payment or payments of any amount due and/or outstanding under any of the Borrower’s Indebtedness;

(c)  any payment of the Borrower or any other party to the Agent is held to constitute a preferential transfer or a fraudulent conveyance under any applicable law, or for any reason, the Agent and/or the Secured Parties are required to refund such payment or pay such amount to the Borrower or to any other person;

(d)  any dissolution of the Borrower or any sale, lease or transfer of all or any part of the Borrower’s assets;

(e)  any failure of the Agent to notify the Guarantor of the acceptance of this Agreement or of the making of loans or other extensions of credit in reliance on this Agreement or of the failure of the Borrower to make any payment due by the Borrower to the Agent;

(f)  application of any sums paid to any of the Borrower’s Indebtedness, with such payments being applied in such priority or with such preferences as the Agent and/or the Secured Parties may determine in its/their own discretion, regardless of what Indebtedness of the Borrower remains unpaid;

(g)  any taking or acceptance of any other security for any or all of the Borrower’s Indebtedness;

(h)  entering into, delivering, modifying, amending or waiving compliance with, any instrument or arrangement evidencing, securing or otherwise affecting, all or any part of the Borrower’s Indebtedness; and/or

(i)  to the extent permitted by applicable law, any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Indebtedness).

This Agreement and the Guarantor’s obligations and liabilities hereunder shall continue to be effective, and/or shall automatically and retroactively be reinstated if a release or discharge has occurred, as the case may be, if at any time any payment or part thereof to the Agent with respect to any of the Borrower’s Indebtedness is rescinded or must otherwise be restored by the Agent and/or the Secured Parties pursuant to any insolvency, bankruptcy, reorganization, receivership, or any other debt relief granted to the Borrower or to any other party. In the event that the Agent and/or the Secured Parties must rescind or restore any payment received by the Agent and/or the Secured Parties in satisfaction of the Borrower’s Indebtedness, any prior release or discharge from the terms of this Agreement given to the Guarantor shall be without effect, and this Agreement and the Guarantor’s obligations and liabilities hereunder shall automatically be renewed or reinstated and shall remain in full force and effect to the same degree and extent as if such a release or discharge was never granted. It is the intention of the Agent, the Secured Parties and the Guarantor that the Guarantor’s obligations and liabilities hereunder shall not be discharged except by the Guarantor’s full and complete performance of such obligations and liabilities and then only to the extent of such performance.

SECTION 10.   Enforcement of the Guarantor’s Indebtedness and Liabilities. The Guarantor agrees that, should the Agent and/or the Secured Parties deem it necessary to file an appropriate collection action to enforce the Guarantor’s obligations and liabilities under this Agreement, the Agent may commence such a civil action against the Guarantor without the necessity of first (i) attempting to collect the Borrower’s Indebtedness from the Borrower or from any other guarantor, surety or endorser, whether through filing of suit or otherwise, (ii) attempting to exercise against any collateral directly or indirectly securing repayment of any of the Borrower’s Indebtedness, whether through the filing of an appropriate foreclosure action or otherwise, or (iii) including the Borrower or any other guarantor, surety or endorser of any of the Borrower’s Indebtedness as an additional party defendant in such a collection action against the Guarantor. In the event that the Agent should ever deem it necessary to refer this Agreement to an attorney-at-law for the purpose of enforcing the Guarantor’s obligations and liabilities hereunder, or of protecting or preserving the Agent’s and/or the Secured Parties’ rights hereunder, the Guarantor agrees to reimburse the Agent and/or the Secured Parties for the reasonable fees of such an attorney. The Guarantor additionally agrees that the Agent and/or the Secured Parties shall not be liable for failure to use diligence in the collection of any of the Borrower’s Indebtedness or any collateral security therefor, or in creating or preserving the liability of any person liable on any such Indebtedness, or in creating, perfecting or preserving any security for any such Indebtedness.

SECTION 11.   Additional Documents. Upon the reasonable request of the Agent, the Guarantor will, at any time, and from time to time, duly execute and deliver to the Secured Parties any and all such further instruments and documents, and supply such additional information as may be reasonably necessary or advisable in the opinion of the Agent, to obtain the full benefits of this Agreement.

SECTION 12.   Transfer of Indebtedness. This agreement is for the benefit of the Secured Parties and for such other person or persons as may from time to time become or be the holders of any of the Borrower’s Indebtedness hereby guaranteed and this Agreement shall be transferable and negotiable, with the same force and effect and to the same extent as the Borrower’s Indebtedness may be transferable under Section 9.04 of the Credit Agreement, it being understood that, upon the transfer or assignment by the Secured Parties of any of the Borrower’s Indebtedness hereby guaranteed, the legal holder of such Indebtedness shall have all the rights granted to the Secured Parties under this Agreement.

The Guarantor hereby recognizes and agrees that the Secured Parties may, from time to time, one or more times, transfer all or any portion of the Borrower’s Indebtedness to one or more third parties. Such transfers may include, but are not limited to, sales of a participation or syndication interest in such Indebtedness in favor of one or more third parties in accordance with Section 9.04 of the Credit Agreement. The Guarantor specifically agrees and consents to all such transfers and assignments in accordance with Section 9.04 of the Credit Agreement and the Guarantor further waives any subsequent notice of and right to consent to any such transfers and assignments as may be provided under applicable New York law. The Guarantor additionally agrees that the purchaser of a syndication interest in the Borrower’s Indebtedness will be considered as the absolute owner of an interest in, or a percentage interest of, such Indebtedness and that such a purchaser shall have all of the rights granted to the purchaser under any agreement governing the sale of such a syndication interest and all rights of the Secured Parties from whom the syndication interest was purchased under the Credit Agreement. The Guarantor further waives any right of offset that the Guarantor may have against the Secured Parties and/or any purchaser of such a participation or syndication interest in the Borrower’s Indebtedness and the Guarantor unconditionally agrees that either the Secured

Parties or such a purchaser may enforce the Guarantor’s obligations and liabilities under this Agreement, irrespective of the failure or insolvency of the Secured Parties or any such purchaser. The Guarantor further agrees that, upon any transfer, in accordance with Section 9.04 of the Credit Agreement, of all or any portion of the Borrower’s Indebtedness, the Secured Parties may transfer and deliver any and all collateral securing repayment of such Indebtedness including, but not limited to, any collateral provided by the Guarantor) to the transferee of such Indebtedness and such collateral (again, including but not limited to the Guarantor’s collateral) shall secure any and all of the Borrower’s Indebtedness in favor of such transferee. The Guarantor additionally agrees that, after any such transfer or assignment has taken place in accordance with Section 9.04 of the Credit Agreement, the Secured Parties shall be fully discharged from any and all liability and responsibility to the Borrower (and the Guarantor) with respect to such collateral, and the transferee thereafter shall be vested with all the powers and rights with respect to such collateral.

SECTION 13.   Right of Offset. As collateral security for the repayment of the Guarantor’s obligations and liabilities under this Agreement, the Guarantor hereby grants to each Secured Party, as well as its successors and assigns, a security interest in any and all deposit accounts (within the meaning of the Uniform Commercial Code) maintained with such Secured Party and all funds that the Guarantor may then have on deposit with or may then be in the possession or control of such Secured Party and its successors or assigns, and such Secured Party is hereby authorized to apply any such funds, upon the occurrence of an Event of Default under the Credit Agreement and the expiration of any applicable grace period allowed to cure the Event of Default, towards repayment of any of the Borrower’s Indebtedness that is due and payable at such time (whether at maturity, by acceleration, after notice of prepayment or otherwise) subject to this Agreement.

SECTION 14.   Construction. The provisions of this Agreement shall be in addition to and cumulative of, and not in substitution, novation or discharge of, any and all prior or contemporaneous guarantee or other agreements by the Guarantor, in favor of the Agent or assigned to the Agent by others, all of which shall be construed as complementing each other. Nothing herein contained shall prevent the Agent from enforcing any and all such guaranties or agreements in accordance with their respective terms.

SECTION 15.   Amendment. No amendment, modification, consent or waiver of any provision of this Agreement, and no consent to any departure by the Guarantor therefrom, shall be effective unless the same shall be in writing signed by the Agent, and then shall be effective only to the specific instance and for the specific purpose for which given.

SECTION 16.   Successors and Assigns Bound. The Guarantor’s obligations and liabilities under this Agreement shall be binding upon the Guarantor’s successors and assigns. The rights and remedies granted to the Agent and the Secured Parties under this Agreement shall also inure to the benefit of the Agent’s and the Secured Parties’ successors and assigns, as well as to any and all subsequent holder or holders of any of the Borrower’s Indebtedness subject to this Agreement.

SECTION 17.   Caption Heading. Caption headings of the sections of this Agreement are for convenience purposes only and are not to be used to interpret or to define their provisions. In this Agreement, whenever the context so requires, the singular includes the plural and the plural also includes the singular.

SECTION 18.   Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 19.   Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable, this Agreement shall be construed and enforceable as if the illegal, invalid or unenforceable provision had never comprised a part of it, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and legal, valid and enforceable.

SECTION 20.   Information. The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and its financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Indebtedness and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that neither the Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 21.   INTERCREDITOR AGREEMENT GOVERNS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE EXERCISE OF ANY RIGHT OR REMEDY BY THE AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.

IN WITNESS WHEREOF, the Guarantor has executed this Agreement in favor of the Agent for the ratable benefit of the Secured Parties on the day, month, and year first written above.

GUARANTOR:

CCBM, INC.

by:	/s/ Paul F. Boling
Name: Paul F. Boling
Title: Chief Financial Officer